Exhibit 99.1

Endurance International Group Reports 2017 Third Quarter Results

•	GAAP revenue of $295.2 million

•	Net loss of $40.3 million

•	Adjusted EBITDA of $93.8 million

•	Cash flow from operations of $46.4 million

•	Free cash flow of $31.9 million

•	Total subscribers on platform were approximately 5.122 million at September 30, 2017

BURLINGTON, MA (October 31, 2017) — Endurance International Group Holdings, Inc. (NASDAQ: EIGI), a leading provider of cloud-based platform solutions designed to help small and medium-sized businesses succeed online, today reported financial results for its third quarter ended September 30, 2017.

“I am pleased to report third quarter results that reflect solid performance in both web presence and email marketing,” commented Jeffrey H. Fox, president and chief executive officer of Endurance International Group. “Our 2017 plan to deliver profitable growth while focusing on higher lifetime revenue customers has been demonstrated in our year to date performance. Our priorities for the rest of the year are to continue to simplify our operations and to invest in initiatives that we believe will drive future growth and long-term value for our customers.”

Third Quarter 2017 Financial Highlights

•	Revenue for the third quarter of 2017 was $295.2 million, an increase of 1 percent compared to $291.2 million for the third quarter of 2016. Revenue for the third quarter of 2017 includes a contribution of $101.5 million from Constant Contact, as compared to a contribution of $95.9 million for the third quarter of 2016.

•	Net loss for the third quarter of 2017 was $40.3 million compared to net loss of $29.8 million for the third quarter of 2016.

•	Net loss attributable to Endurance International Group Holdings, Inc. for the third quarter of 2017 was $40.3 million, or $(0.29) per diluted share, compared to net loss of $31.7 million, or $(0.24) per diluted share, for the third quarter of 2016.

•	Adjusted EBITDA for the third quarter of 2017 was $93.8 million, an increase of 10 percent compared to $85.2 million for the third quarter of 2016. Third quarter 2017 adjusted EBITDA excludes the impact of an impairment of $14.4 million related to the reduction in value of certain intangibles, primarily associated with domain name assets, and an additional $8.0 million of accrued expense reserved in connection with ongoing discussions with the staff of the SEC to resolve potential claims arising from the SEC investigations initiated against Endurance and Constant Contact in December 2015.

•	Cash flow from operations for the third quarter of 2017 was $46.4 million, an increase of 28 percent compared to $36.2 million for the third quarter of 2016.

•	Free cash flow, defined as cash flow from operations less capital expenditures and capital lease obligations, for the third quarter of 2017 was $31.9 million, an increase of 21 percent compared to $26.4 million for the third quarter of 2016.

Third Quarter Operating Highlights

•	Total subscribers on platform at September 30, 2017 were approximately 5.122 million, compared to approximately 5.439 million subscribers at September 30, 2016 and 5.217 million subscribers at June 30, 2017. See “Total Subscribers” below.

•	Average revenue per subscriber, or ARPS, for the third quarter of 2017 was $19.03, compared to $17.78 for the third quarter of 2016 and $18.52 for the second quarter of 2017. Excluding the impact of Constant Contact, ARPS for the third quarter of 2017 was $13.91, compared to $13.25 for the third quarter of 2016 and $13.62 for the second quarter of 2017. See “Average Revenue Per Subscriber” below.

Fiscal 2017 Guidance

The company is increasing its adjusted EBITDA expectations for the year by approximately $8 million from the midpoint of prior guidance. As of the date of this release, October 31, 2017, for the full year ending December 31, 2017, the company now expects:

	2016 Actual as Reported	Prior Guidance (as of August 1, 2017)*	Guidance (as of October 31, 2017)*
GAAP revenue	$1.111 billion	5 - 5.5% increase	5 - 5.5% increase
Adjusted EBITDA	$288 million	14 - 16% increase	~18% increase
Free cash flow	$112 million	~25% increase	~25% increase

Adjusted EBITDA and free cash flow are non-GAAP financial measures. A reconciliation of these non-GAAP financial measures to their most comparable measure calculated in accordance with GAAP is provided in the financial statement tables included at the end of this press release.

*	Percentage increases shown in the “Prior Guidance” and “Guidance” columns represent percentage increases over 2016 figures shown in the “Actual as Reported” column.

Conference Call and Webcast Information

Endurance International Group’s third quarter 2017 financial results teleconference and webcast is scheduled to begin at 8:00 a.m. EDT on Tuesday, October 31, 2017. To participate on the live call, analysts and investors should dial (888) 734-0328 at least ten minutes prior to the call. Endurance International Group will also offer a live and archived webcast of the conference call, accessible from the Investor Relations section of the company’s website at http://ir.endurance.com.

Non-GAAP Financial Measures

In addition to our financial information presented in accordance with GAAP, we use adjusted EBITDA and free cash flow, which are non-GAAP financial measures, to evaluate the operating and financial performance of our business, identify trends affecting our business, develop projections and make strategic business decisions. A non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flow that excludes amounts that are included in the most directly comparable measure calculated and presented in accordance with GAAP or includes amounts that are excluded from the most directly comparable measure calculated and presented in accordance with GAAP.

Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and exclude expenses that may have a material impact on our reported financial results. For example, adjusted EBITDA excludes interest expense, which has been and will continue to be for the foreseeable future a significant recurring expense in our business. The presentation of non-GAAP financial information is not meant to be considered in isolation from, or as a substitute for, the most directly comparable financial measures prepared in accordance with GAAP. We urge you to review the additional information about adjusted EBITDA and free cash flow shown below, including the reconciliations of these non-GAAP financial measures to their comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA is a non-GAAP financial measure that we calculate as net (loss) income, excluding the impact of interest expense (net), income tax expense (benefit), depreciation, amortization of other intangible assets, stock-based compensation, restructuring expenses, transaction expenses and charges, SEC investigations reserve, (gain) loss of unconsolidated entities, and impairment of other long-lived assets. We view adjusted EBITDA as a performance measure and believe it helps investors evaluate and compare our core operating performance from period to period.

Free Cash Flow, or FCF, is a non-GAAP financial measure that we calculate as cash flow from operations less capital expenditures and capital lease obligations. We believe that FCF provides investors with an indicator of our ability to generate positive cash flows after meeting our obligations with regard to capital expenditures (including capital lease obligations).

Key Operating Metrics

Total Subscribers - We define total subscribers as the approximate number of subscribers that, as of the end of a period, are identified as subscribing directly to our products on a paid basis, excluding accounts that access our solutions via resellers or that purchase only domain names from us. Subscribers of more than one brand, and subscribers with more than one distinct billing relationship or subscription with us, are counted as separate subscribers. Total subscribers for a period reflects adjustments to add or subtract subscribers as we integrate acquisitions and/or are otherwise able to identify subscribers that meet, or do not meet, this definition of total subscribers. There were no adjustments for the third quarter of 2017.

Average Revenue Per Subscriber (ARPS) - We calculate ARPS as the amount of revenue we recognize in a period, including marketing development funds and other revenue not received from subscribers, divided by the average of the number of total subscribers at the beginning of the period and at the end of the period, which we refer to as average subscribers for the period, divided by the number of months in the period. See definition of “Total Subscribers” above. We believe ARPS is an indicator of our ability to optimize our mix of products and services and pricing and sell products and services to new and existing subscribers. ARPS does not represent an exact measure of the average amount a subscriber spends with us each month, since our calculation of ARPS is impacted by revenues generated by non-subscribers.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning our updated financial guidance for fiscal year 2017, our expectations regarding our planned investment initiatives, and our expected financial and operational performance in general. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, and statements identified by words such as “expects,” “believes,” “estimates,” “may,” “continue,” “positions,” “confident,” and variations of such words or words of similar meaning and the use of future dates. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that these plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: the possibility that our updated financial guidance may differ from expectations; that our planned initiatives will not result in a positive return on investment; that we will be unable to successfully enhance the customer product and service experience and improve customer satisfaction and retention through operational and infrastructure improvements; that we will encounter difficulties or delays in our efforts to build brand awareness of our key brands; that we will be unable to drive revenue growth by increasing ARPS through cross-selling and other product-related initiatives; that we will continue to experience decreases in our subscriber base; an adverse impact on our business from litigation or regulatory proceedings; an adverse impact on our business from our substantial indebtedness and the cost of servicing our debt; the rate of growth of the Small and Medium Business (“SMB”) market for our solutions; our inability to increase sales to our existing subscribers, or retain our existing subscribers; system or Internet failures; our inability to maintain or improve our competitive position or market share; and other risks set forth under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the period ended June 30, 2017 filed with the SEC on August 4, 2017 and other reports we file with the SEC.

We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

About Endurance International Group

Endurance International Group Holdings, Inc. (NASDAQ: EIGI) (em)Powers millions of small businesses worldwide with products and technology to vitalize their online web presence, email marketing, mobile business solutions, and more. The Endurance family of brands includes: Constant Contact, Bluehost, HostGator, iPage, Domain.com, BigRock, SiteBuilder and SinglePlatform, among others. Headquartered in Burlington, Massachusetts, Endurance employs over 3,600 people across the United States, Brazil, India and the Netherlands. For more information, visit: www.endurance.com.

Endurance International Group and the compass logo are trademarks of The Endurance International Group, Inc. Constant Contact, the Constant Contact logo and other brand names of Endurance International Group are trademarks of The Endurance International Group, Inc. or its subsidiaries.

Investor Contact:

Angela White

Endurance International Group

(781) 852-3450

ir@endurance.com

Press Contact:

Kristen Andrews

Endurance International Group

(781) 482-5809

press@endurance.com

Endurance International Group Holdings, Inc.

Consolidated Balance Sheets

(unaudited)

(in thousands, except share and per share amounts)

	December 31, 2016	September 30, 2017
Assets
Current assets:
Cash and cash equivalents	$53,596	$70,521
Restricted cash	3,302	2,647
Accounts receivable	13,088	13,984
Prepaid domain name registry fees	55,444	55,742
Prepaid expenses and other current assets	28,678	29,170

Total current assets	154,108	172,064
Property and equipment—net	95,272	88,557
Goodwill	1,859,909	1,862,489
Other intangible assets—net	612,057	496,036
Deferred financing costs	4,932	3,645
Investments	15,857	15,230
Prepaid domain name registry fees, net of current portion	10,429	10,874
Other assets	3,710	2,204

Total assets	$2,756,274	$2,651,099

Liabilities, redeemable non-controlling interest and stockholders’ equity
Current liabilities:
Accounts payable	$16,074	$13,397
Accrued expenses	67,722	75,573
Accrued interest	27,246	14,546
Deferred revenue	355,190	368,613
Current portion of notes payable	35,700	33,945
Current portion of capital lease obligations	6,690	3,166
Deferred consideration—short term	5,273	4,319
Other current liabilities	2,890	3,605

Total current liabilities	516,785	517,164
Long-term deferred revenue	89,200	90,904
Notes payable—long term, net of original issue discounts of $25,853 and $26,880 and deferred financing costs of $43,342 and $39,194, respectively	1,951,280	1,920,258
Capital lease obligations—long term	512	1,485
Deferred tax liability	39,943	46,203
Deferred consideration—long term	7,444	3,493
Other liabilities	8,974	9,889

Total liabilities	2,614,138	2,589,396

Redeemable non-controlling interest	17,753	—
Commitments and contingencies
Stockholders’ equity:
Preferred Stock—par value $0.0001; 5,000,000 shares authorized; no shares issued or outstanding	—	—

Common Stock—par value $0.0001; 500,000,000 shares authorized; 134,793,857 and 138,074,911 shares issued at December 31, 2016 and September 30, 2017, respectively; 134,793,857 and 138,074,911 outstanding at December 31, 2016 and September 30, 2017, respectively	14	14
Additional paid-in capital	868,228	917,655
Accumulated other comprehensive loss	(3,666)	(991)
Accumulated deficit	(740,193)	(854,975)

Total stockholders’ equity	124,383	61,703

Total liabilities, redeemable non-controlling interest and stockholders’ equity	$2,756,274	$2,651,099

Endurance International Group Holdings, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2017	2016	2017
Revenue	$291,193	$295,222	$819,019	$882,617
Cost of revenue	149,427	158,865	438,980	454,197

Gross profit	141,766	136,357	380,039	428,420

Operating expense:
Sales and marketing	75,341	66,276	234,944	211,154
Engineering and development	23,988	19,882	67,930	60,393
General and administrative	33,399	51,269	108,508	130,929
Transaction expenses	159	—	32,257	773

Total operating expense	132,887	137,427	443,639	403,249

Income (loss) from operations	8,879	(1,070)	(63,600)	25,171

Other income (expense):
Other income (expense), net	(4,845)	(600)	6,565	(600)
Interest income	162	203	438	506
Interest expense	(41,208)	(35,848)	(112,573)	(121,022)

Total other expense—net	(45,891)	(36,245)	(105,570)	(121,116)

Loss before income taxes and equity earnings of unconsolidated entities	(37,012)	(37,315)	(169,170)	(95,945)
Income tax expense (benefit)	(7,387)	2,982	(121,220)	11,384

Loss before equity earnings of unconsolidated entities	(29,625)	(40,297)	(47,950)	(107,329)
Equity loss (income) of unconsolidated entities, net of tax	173	(33)	1,197	(72)

Net loss	$(29,798)	$(40,264)	$(49,147)	$(107,257)

Net (loss) income attributable to non-controlling interest	(1,206)	—	(14,326)	277
Excess accretion of non-controlling interest	3,145	—	3,145	7,247

Total net income (loss) attributable to non-controlling interest	1,939	—	(11,181)	7,524

Net loss attributable to Endurance International Group Holdings, Inc.	$(31,737)	$(40,264)	$(37,966)	$(114,781)

Comprehensive income (loss):
Foreign currency translation adjustments	112	1,070	994	2,984
Unrealized loss on cash flow hedge, net of taxes of $(65) and $48, and $(889) and $(182) for the three and nine months ended September 30, 2016 and 2017, respectively	72	83	(1,866)	(309)

Total comprehensive loss	$(31,553)	$(39,111)	$(38,838)	$(112,106)

Basic net loss per share attributable to Endurance International Group Holdings, Inc.	$(0.24)	$(0.29)	$(0.29)	$(0.84)

Diluted net loss per share attributable to Endurance International Group Holdings, Inc.	$(0.24)	$(0.29)	$(0.29)	$(0.84)

Weighted-average common shares used in computing net loss per share attributable to Endurance International Group Holdings, Inc.:

Basic	133,550,168	137,793,609	133,038,542	136,688,115

Diluted	133,550,168	137,793,609	133,038,542	136,688,115

Endurance International Group Holdings, Inc.

Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2017	2016	2017
Cash flows from operating activities:
Net loss	$(29,798)	$(40,264)	$(49,147)	$(107,257)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of property and equipment	17,010	13,571	46,942	40,733
Amortization of other intangible assets	37,982	35,347	105,679	104,554
Impairment of long lived assets	—	13,848	8,285	13,848
Impairment of investments	—	600	—	600
Amortization of deferred financing costs	1,760	1,873	4,322	5,403
Amortization of net present value of deferred consideration	844	127	2,426	504
Dividend from minority interest	—	50	50	100
Amortization of original issue discounts	844	1,059	2,116	2,791
Stock-based compensation	14,806	19,580	48,218	48,749
Deferred tax (benefit) expense	(7,085)	2,096	(124,547)	6,442
Loss (gain) on sale of assets	57	(189)	(168)	(317)
Loss (gain) from unconsolidated entities	4,845	(33)	(6,565)	(72)
Loss of unconsolidated entities	173	—	1,197	—
Gain from change in deferred consideration	(54)	—	(33)	—
Financing costs expensed	—	—	—	5,487
Loss on early extinguishment of debt	—	—	—	992
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(170)	(2,231)	1,376	(872)
Prepaid expenses and other current assets	5,680	833	(9,206)	(510)
Accounts payable and accrued expenses	(14,223)	1,695	12,294	(7,309)
Deferred revenue	3,518	(1,518)	58,565	15,000

Net cash provided by operating activities	36,189	46,444	101,804	128,866

Cash flows from investing activities:
Businesses acquired in purchase transactions, net of cash acquired	10,255	—	(889,634)	—
Cash paid for minority investment	—	—	(5,600)	—
Purchases of property and equipment	(8,356)	(12,800)	(29,317)	(32,095)
Proceeds from sale of assets	(10)	5	242	292
Purchases of intangible assets	—	(286)	(27)	(1,966)
Deposits (withdrawals) of principal balances in restricted cash accounts	30	755	(738)	655

Net cash provided by (used in) investing activities	1,919	(12,326)	(925,074)	(33,114)

Cash flows from financing activities:
Proceeds from issuance of term loan and notes, net of original issue discounts	—	—	1,056,178	1,693,007
Repayments of term loans	(8,925)	(18,486)	(42,775)	(1,733,147)
Proceeds from borrowing of revolver	33,500	—	49,500	—

Repayment of revolver	—	—	(83,000)	—
Payment of financing costs	(834)	(244)	(52,561)	(6,304)
Payment of deferred consideration	(42,373)	—	(43,080)	(5,408)
Payment of redeemable non-controlling interest	(33,425)	(25,000)	(33,425)	(25,000)
Principal payments on capital lease obligations	(1,476)	(1,771)	(4,372)	(5,679)
Capital investment from minority partner	1,776	—	2,776	—
Proceeds from exercise of stock options	976	416	2,304	1,548

Net cash (used in) provided by financing activities	(50,781)	(45,085)	851,545	(80,983)

Net effect of exchange rate on cash and cash equivalents	229	79	1,843	2,156

Net increase (decrease) in cash and cash equivalents	(12,444)	(10,888)	30,118	16,925
Cash and cash equivalents:
Beginning of period	75,592	81,409	33,030	53,596

End of period	$63,148	$70,521	$63,148	$70,521

Supplemental cash flow information:
Interest paid	$47,010	$38,154	$91,181	$118,276
Income taxes paid	$951	$1,499	$3,399	$3,958

GAAP to Non-GAAP reconciliation – Adjusted EBITDA

The following table presents a reconciliation of net income (loss) calculated in accordance with GAAP to adjusted EBITDA (all data in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2017	2016	2017
Net income (loss)	$(29,798)	$(40,264)	$(49,147)	$(107,257)
Interest expense, net (1)	41,046	35,645	112,135	120,516
Income tax expense (benefit)	(7,387)	2,982	(121,220)	11,384
Depreciation	17,010	13,571	46,942	40,733
Amortization of other intangible assets	37,982	35,347	105,679	104,554
Stock-based compensation	14,806	19,580	48,218	48,749
Restructuring expenses	6,377	4,488	23,642	14,584
Transaction expenses and charges	159	—	32,257	773
SEC investigations reserve	—	8,000	—	8,000
Loss (gain) of unconsolidated entities (2)	5,018	(33)	(5,368)	(72)
Impairment of other long-lived assets (3)	—	14,448	8,285	14,448

Adjusted EBITDA	$85,213	$93,764	$201,423	$256,412

(1)	Interest expense includes impact of amortization of deferred financing costs, original issuance discounts and interest income. For the nine months ended September 30, 2017, it also includes $6.5 million of deferred financing costs and OID immediately expensed upon refinancing of our term loan in June 2017.
(2)	The loss (gain) of unconsolidated entities is reported on a net basis for the three and nine months ended September 30, 2016. The three months ended September 30, 2016 includes a loss of $4.8 million on our investment in AppMachine. This loss was generated on July 27, 2016, when we increased our ownership stake in AppMachine from 40.0% to 100.0%, which required a revaluation of our existing investment to its implied fair value. The three months ended September 30, 2016 also includes a net loss of $0.2 million from our proportionate share of net losses from unconsolidated entities. The nine months ended September 30, 2016 includes a gain of $11.4 million on our investment in WZ UK Ltd. This gain was generated on January 6, 2016, when we increased our ownership stake in WZ UK Ltd. from 49.0% to 57.5%, which required a revaluation of our existing investment to its implied fair value. This $11.4 million gain was partially offset by our proportionate shares of net losses from unconsolidated entities of $1.2 million.
(3)	The impairment of other long-lived assets for the three and nine months ended September 30, 2016 includes $6.3 million of impairment charges related to developed and in-process technology related to the Webzai acquisition, and $2.0 million of internally developed software that was abandoned. The impairment of other long-lived assets for the three and nine months ended September 30, 3017 includes $13.8 million related to certain domain name intangible assets, and $0.6 million to write off a debt investment in a privately held entity.

GAAP to Non-GAAP reconciliation – Free Cash Flow

The following table reflects the reconciliation of cash flow from operations to free cash flow (“FCF”) (all data in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2017	2016	2017
Cash flow from operations	$36,189	$46,444	$101,804	$128,866
Less:
Capital expenditures and capital lease obligations (1)	(9,832)	(14,571)	(33,689)	(37,774)

Free cash flow	$26,357	$31,873	$68,115	$91,092

(1)	Capital expenditures during the three and nine months ended September 30, 2016 includes $1.5 million and $4.4 million, respectively, of principal payments under a two year capital lease for software. Capital expenditures during the three and nine months ended September 30, 2017 includes $1.8 million and $5.7 million, respectively, of principal payments under a three year capital lease for software. The remaining balance on the capital lease is $4.7 million as of September 30, 2017.

Average Revenue Per Subscriber – Calculation and Segment Detail

We present our financial results in two segments. Our web presence segment is our historical business before the acquisition of Constant Contact, and includes primarily our web hosting products, domains, website builders and related add-on products. Our email marketing segment consists of the Constant Contact business, including email marketing, event management, survey tools and the SinglePlatform digital storefront service.

The following table presents the calculation of ARPS, on a consolidated basis and by segment (all data in thousands, except ARPS data):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2017	2016	2017
Consolidated revenue	$291,193	$295,222	$819,019	$882,617
Consolidated total subscribers	5,439	5,122	5,439	5,122
Consolidated average subscribers for the period	5,460	5,170	5,296	5,247
Consolidated average revenue per subscriber (ARPS)	$17.78	$19.03	$17.18	$18.69

Web presence revenue	$195,275	$193,696	$589,364	$584,217
Web presence subscribers	4,893	4,599	4,893	4,599
Web presence average subscribers for the period	4,911	4,643	4,821	4,714
Web presence average revenue per subscriber (ARPS)	$13.25	$13.91	$13.58	$13.77

Email marketing revenue	$95,918	$101,526	$229,655	$298,400
Email marketing subscribers	546	523	546	523
Email marketing average subscribers for the period	549	527	475	533
Email marketing average revenue per subscriber (ARPS)	$58.27	$64.26	$53.75	$62.16

The following table presents revenue, gross profit, and a reconciliation by segment of net income (loss) calculated in accordance with GAAP to adjusted EBITDA (all data in thousands):

	Three Months Ended September 30, 2016			Three Months Ended September 30, 2017
	Web presence	Email marketing	Total	Web presence	Email marketing	Total
Revenue	$195,275	$95,918	$291,193	$193,696	$101,526	$295,222
Gross profit	89,059	52,707	141,766	71,071	65,286	136,357
Net income (loss)	$(19,886)	$(9,912)	$(29,798)	$(42,466)	$2,202	$(40,264)
Interest expense, net (1)	18,244	22,802	41,046	15,131	20,514	35,645
Income tax expense (benefit)	(1,435)	(5,952)	(7,387)	1,659	1,323	2,982
Depreciation	9,173	7,837	17,010	10,338	3,233	13,571
Amortization of other intangible assets	19,729	18,253	37,982	16,577	18,770	35,347
Stock-based compensation	12,703	2,103	14,806	17,912	1,668	19,580
Restructuring expenses	541	5,836	6,377	3,806	682	4,488
Transaction expenses and charges	159	—	159	—	—	—
SEC investigations reserve	—	—	—	5,249	2,751	8,000
(Gain) loss of unconsolidated entities (2)	5,018	—	5,018	(33)	—	(33)
Impairment of other long-lived assets (3)	—	—	—	14,448	—	14,448

Adjusted EBITDA	$44,246	$40,967	$85,213	$42,621	$51,143	$93,764

	Nine Months Ended September 30, 2016			Nine Months Ended September 30, 2017
	Web presence	Email marketing	Total	Web presence	Email marketing	Total
Revenue	$589,364	$229,655	$819,019	$584,217	$298,400	$882,617
Gross profit	265,610	114,429	380,039	240,239	188,181	428,420
Net income (loss)	$2,787	$(51,934)	$(49,147)	$(99,232)	$(8,025)	$(107,257)
Interest expense, net (1)	53,337	58,798	112,135	52,304	68,212	120,516
Income tax expense (benefit)	(90,033)	(31,187)	(121,220)	16,203	(4,819)	11,384
Depreciation	27,248	19,694	46,942	30,101	10,632	40,733
Amortization of other intangible assets	59,252	46,427	105,679	48,857	55,697	104,554
Stock-based compensation	37,778	10,440	48,218	43,357	5,392	48,749
Restructuring expenses	1,501	22,141	23,642	9,842	4,742	14,584
Transaction expenses and charges	31,273	984	32,257	—	773	773
SEC investigations reserve	—	—	—	5,249	2,751	8,000
(Gain) loss of unconsolidated entities (2)	(5,368)	—	(5,368)	(72)	—	(72)
Impairment of other long-lived assets (3)	8,285	—	8,285	14,448	—	14,448

Adjusted EBITDA	$126,060	$75,363	$201,423	$121,057	$135,355	$256,412

(1)	Interest expense includes impact of amortization of deferred financing costs, original issuance discounts and interest income. For the nine months ended September 30, 2017, it also includes $6.5 million of deferred financing costs and original issuance discounts immediately expensed upon refinancing of our term loan in June 2017.
(2)	The loss (gain) of unconsolidated entities is reported on a net basis for the three and nine months ended September 30, 2016. The three months ended September 30, 2016 includes a loss of $4.8 million on our investment in AppMachine. This loss was generated on July 27, 2016, when we increased our ownership stake in AppMachine from 40.0% to 100.0%, which required a revaluation of our existing investment to its implied fair value. The three months ended September 30, 2016 also includes a net loss of $0.2 million from our proportionate share of net losses from unconsolidated entities. The nine months ended September 30, 2016 includes a gain of $11.4 million on our investment in WZ UK Ltd. This gain was generated on January 6, 2016, when we increased our ownership stake in WZ UK Ltd. from 49.0% to 57.5%, which required a revaluation of our existing investment to its implied fair value. This $11.4 million gain was partially offset by our proportionate shares of net losses from unconsolidated entities of $1.2 million.
(3)	The impairment of other long-lived assets for the three and nine months ended September 30, 2016 includes $6.3 million of impairment charges related to developed and in-process technology related to the Webzai acquisition, and $2.0 million of internally developed software that was abandoned. The impairment of other long-lived assets for the three and nine months ended September 30, 3017 includes $13.8 million related to certain domain name intangible assets, and $0.6 million to write off a debt investment in a privately held entity.

GAAP to Non-GAAP Reconciliation of Fiscal Year 2017 Guidance (as of October 31, 2017) – Adjusted EBITDA

The following table reflects the reconciliation of fiscal year 2017 estimated net loss calculated in accordance with GAAP to fiscal year 2017 guidance for adjusted EBITDA (i.e. assuming an increase of approximately 18% from 2016 adjusted EBITDA as reported). All figures shown are approximate.

($ in millions)	Twelve Months Ending December 31, 2017
Estimated net loss	$(121)
Estimated interest expense (net)	156
Estimated income tax expense (benefit)	12
Estimated depreciation	55
Estimated amortization of acquired intangible assets	139
Estimated stock-based compensation	60
Estimated restructuring expenses	16
Estimated transaction expenses and charges	1
Estimated SEC investigations reserve	8
Estimated (gain) loss of unconsolidated entities	—
Estimated impairment of other long-lived assets	14

Adjusted EBITDA guidance		$340

GAAP to Non-GAAP Reconciliation of Fiscal Year 2017 Guidance (as of October 31, 2017) – Free Cash Flow

The following table reflects the reconciliation of fiscal year 2017 estimated cash flow from operations calculated in accordance with GAAP to fiscal year 2017 guidance for free cash flow. All figures shown are approximate.

($ in millions)	Twelve Months Ending December 31, 2017
Estimated cash flow from operations	$190
Estimated capital expenditures and capital lease obligations	(50)

Free cash flow guidance		$140